UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 26, 2007

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

112 E. Oak Street, Suite 200, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 26, 2007, Mr. David Steward was elected a director of Wentworth Energy, Inc. for a one-year term and is expected to be appointed a member of the Company’s audit committee.  Mr. Steward has been a landman for 39 years and is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists.  He is the founder and former president of Horseshoe Energy, Inc. and is a partner in Steward Oil and Gas, LLC, and remains active in the family oil and gas business.  Mr. Steward also owns Steward Estates, which owns a commercial office building and is currently developing an 800-home subdivision near Conroe, Texas.  Mr. Steward received a BBA degree from Texas A&M University.

Also effective July 26, 2007, Mr. Gordon C. McDougall resigned as a director of the Company to pursue other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2007

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo, CEO